Exhibit 99.1

MariaDB Receives NYSE Continued Listing Standards Notice

REDWOOD CITY, Calif. and DUBLIN – September 22, 2023 – MariaDB plc (NYSE: MRDB) (the “Company”) today announced that it was notified on September 19, 2023 (the “Notice”) by the New York Stock Exchange (“NYSE”) that the Company is not in compliance with Section 802.01B of the NYSE Listed Company Manual because the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, the Company’s last reported stockholders’ equity was less than $50 million.

The Company plans to notify the NYSE that it intends to submit a plan to cure the deficiency and to return to compliance with the NYSE continued listing standards. Under the NYSE rules, the Company has 45 days from receipt of the Notice to submit a business plan advising the NYSE of the definitive action(s) the Company has taken, is taking, or will take that would bring it into compliance with the NYSE continued listing standards within 18 months of receipt of the Notice (the “Cure Period”). The NYSE will review the plan and, within 45 days of its receipt, determine whether the Company has made a reasonable demonstration of an ability to conform to the relevant standards in the Cure Period.

The Notice has no immediate impact on the listing of the Company’s ordinary shares. If the NYSE accepts the plan, the Company’s ordinary shares will continue to be listed and traded on the NYSE during the Cure Period, subject to the Company’s compliance with the continued listing standards of the NYSE and the NYSE’s review of the Company’s progress with respect to its plan. If the plan is not submitted on a timely basis or is not accepted by the NYSE, the NYSE could initiate delisting proceedings.

As previously disclosed on June 30, 2023, the Company received written notice from the NYSE on June 28, 2023, that it was not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s ordinary shares was less than $1.00 over a consecutive 30 trading-day period. In connection with the June notice, the Company notified the NYSE that it intends to cure the stock price deficiency and to return to compliance with the NYSE continued listing standard with respect to the deficiency under Section 802.01C. The Company is currently within the six-month cure period for this deficiency following receipt of the June notice.

About MariaDB

MariaDB is a new generation cloud database company whose products are used by companies big and small, reaching more than a billion users through Linux distributions and have been downloaded over one billion times. Deployed in minutes and maintained with ease, leveraging cloud automation, MariaDB database products are engineered to support any workload, any cloud and any scale – all while saving up to 90% of proprietary database costs. Trusted by organizations such as Bandwidth, DigiCert, InfoArmor, Oppenheimer and Samsung, MariaDB’s software is the backbone of critical services that people rely on every day. For more information, please visit mariadb.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events and actions, such as “will,” “intend,” “plan,” and “may,” and variations of such words, and similar expressions and future-looking language identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this press release include statements regarding our continued listing of securities on the NYSE and related actions and events. Forward-looking statements are not guarantees of future events and actions, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or its management or board or third parties (including the NYSE), including those beyond the Company’s control. Such differences and uncertainties and related risks include, but are not limited to, the possibility that our securities may be suspended or delisted from the NYSE, the possibility that the Company may not file a plan with the NYSE that is acceptable, even if the NYSE accepts the Company’s plan there may be negative effects due to actions taken pursuant to the plan on the market price of Company securities and the Company in general, and potentially significant related costs to structuring and implementing the plan. The foregoing list of differences and risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect the continued listing of Company securities on NYSE and related actions and events, please review “Risk Factors” described in the Company’s filings and records filed with the United States Securities and Exchange Commission. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

Contacts

Investors:

ir@mariadb.com

Media:

pr@mariadb.com